Exhibit 99.1

First Advantage Reports Second Quarter 2026 Results

Posts Record Quarter and Raises Full Year 2026 Guidance

Second Quarter 2026 Highlights1

•
Revenues of $448.8 million (14.9% growth year-over-year)
•
Net income of $16.9 million (3.8% margin); Diluted net income per share of $0.10
•
Adjusted EBITDA of $128.5 million (28.6% margin)
•
Adjusted Net Income of $61.4 million; Adjusted Diluted Earnings Per Share of $0.35
•
Cash Flows from Operations of $73.6 million
•
Subsequent to the end of the quarter, voluntary debt prepayment of $45 million made on August 4, in addition to $25 million prepayment made on May 6
•
$18.7 million in shares repurchased under $100 million share repurchase program

Raising Full Year 2026 Guidance

•
Raising full year 2026 guidance ranges for Revenues of $1.67 billion to $1.71 billion, Adjusted EBITDA of $472 million to $486 million, Adjusted Net Income of $214 million to $225 million, and Adjusted Diluted Earnings Per Share of $1.23 to $1.292

ATLANTA, August 6, 2026 – First Advantage Corporation (NASDAQ: FA), a global software and data company, today announced financial results for the second quarter ended June 30, 2026.

Key Financials

(Amounts in millions, except per share data and percentages)

	Three Months Ended June 30,
	2026	2025	Change
Revenues	$448.8	$390.6	14.9%
Net income	$16.9	$0.3	NM
Net income margin	3.8%	0.1%	NA
Diluted net income per share	$0.10	$0.00	NM
Adjusted EBITDA[1]	$128.5	$113.9	12.8%
Adjusted EBITDA Margin[1]	28.6%	29.2%	NA
Adjusted Net Income[1]	$61.4	$47.0	30.8%
Adjusted Diluted Earnings Per Share[1]	$0.35	$0.27	29.6%

1 Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are non-GAAP measures. Please see the end of this earnings release for definitions and schedules with reconciliations of these measures to their most directly comparable respective GAAP measures.

Note: "NA" indicates not applicable information; "NM" indicates not meaningful information.

“Our outstanding second quarter performance, highlighted by 15% year-over-year revenue growth and exceptional per share earnings growth, demonstrated the strength of our AI-driven proprietary technology platform and our continued go-to-market momentum. In addition to our team’s excellent execution, our results benefited from sustained momentum driven by our recent large contract wins and continued improvement in base revenue performance. We further showcased the agility, flexibility, and scalability of our operations by seamlessly absorbing increased volumes and continuing to enable our customers to hire with speed and confidence,” said Scott Staples, Chief Executive Officer.

“We continue to see increased customer demand across a number of our verticals, including in transportation & logistics, retail & e-commerce, industrials & manufacturing, and general staffing. We outpaced our previously stated expectations for the quarter as well as our long-term revenue growth algorithm target, supported by exceptional base growth, upsell and cross-sell outperformance, consistent new logo wins, including 20 enterprise bookings in the quarter, and healthy customer retention. As we mark the fifth anniversary of our IPO, we continue to win with our differentiated suite of products, including Digital Identity, underpinned by our proprietary data sets, deep customer relationships, and focused FA 5.0 strategy,” Staples concluded.

Raising Full Year 2026 Guidance

“We are progressing toward our long-term financial targets, with revenue growth, Adjusted EBITDA Margins, and robust cash flow reflecting the consistency and durability of our business. We continue to deploy capital in a balanced and disciplined manner, with a focus on deleveraging, as reflected by our previously announced $25 million debt prepayment during the quarter and an additional, upsized $45 million prepayment subsequent to quarter-end. We also repurchased $18.7 million of common stock during the quarter under our $100 million share repurchase program, with total repurchases through July 31, 2026 of $38.2 million, or approximately 1.9% of total shares outstanding,” said Steven Marks, Chief Financial Officer. “In view of our strong year-to-date performance, current labor market trends, and our confidence in our outlook for the remainder of the year, we are raising our full year guidance.”

The following table summarizes our updated full year 2026 guidance.

	Updated Guidance As of August 6, 2026	Prior Guidance As of May 7, 2026
Revenues	$1,670 million – $1,710 million	$1,625 million – $1,700 million
Adjusted EBITDA[2]	$472 million – $486 million	$460 million – $485 million
Adjusted Net Income[2]	$214 million – $225 million	$200 million – $220 million
Adjusted Diluted Earnings Per Share[2]	$1.23 – $1.29	$1.15 – $1.25

2 A reconciliation of the foregoing guidance for the non-GAAP metrics of Adjusted EBITDA and Adjusted Net Income to GAAP net income and Adjusted Diluted Earnings Per Share to GAAP diluted net income per share cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Actual results may differ materially from First Advantage’s full year 2026 guidance as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast Information

First Advantage will host a conference call to review its second quarter 2026 results today, August 6, 2026, at 8:30 a.m. ET.

To participate in the conference call, please dial 800-274-8461 (domestic) or 203-518-9814 (international) approximately ten minutes before the 8:30 a.m. ET start. Please mention to the operator that you are dialing in for the First Advantage second quarter 2026 earnings call or provide the conference code FA2Q26. The call will also be webcast live on the Company’s investor relations website at https://investors.fadv.com under the “News & Events” and then “Events & Presentations” section, where related presentation materials will be posted prior to the conference call.

Following the conference call, a replay of the webcast will be available on the Company’s investor relations website, https://investors.fadv.com. Alternatively, the live webcast and subsequent replay will be available at https://event.on24.com/wcc/r/5409234/68E3AC95DE943B08FC0B97F9AA813C80.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements relate to matters such as our industry, business strategy, goals, and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, and other financial and operating information. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases.

These forward-looking statements are subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Such risks and uncertainties include, but are not limited to, the following:

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the failure to realize the expected benefits of the Sterling Acquisition;
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adverse changes in external events beyond our control, including our customers’ onboarding volumes, economic drivers which are sensitive to macroeconomic cycles, such as interest rate volatility and inflation, geopolitical unrest, global trade disputes, uncertainty in financial markets, and changes in tax laws;
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our operations in a highly regulated industry and the fact that we are subject to numerous and evolving laws and regulations, including with respect to personal data, data security, and artificial intelligence ("AI");
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our inability to identify and successfully implement our growth strategies on a timely basis or at all;
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potential harm to our business, brand, and reputation as a result of security breaches, cyber-attacks, social, ethical, and legal issues relating to the use of new and evolving technologies, employee or other internal misconduct, computer viruses, or the mishandling of personal data;
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operating in a penetrated and competitive market;
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our reliance on third-party data providers;
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our sales to government entities and higher-tier contractors to governmental customers which involve unique competitive, procurement, budget, administrative and contractual risks;
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due to the sensitive and privacy-driven nature of our products and solutions, we could face liability and legal or regulatory proceedings, which could be costly and time-consuming to defend and may not be fully covered by insurance;
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our international business exposes us to a number of risks;
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real or perceived errors, failures, or bugs in our products could adversely affect our business, results of operations, financial condition, and growth prospects;
•
our ability to identify attractive targets or successfully complete such transactions;
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failure to comply with anti-corruption, economic and trade sanctions, and anti-money laundering laws and regulations;
•
disruptions at our Operation Centers of Excellence and other operational sites;
•
our contracts with our customers, which do not guarantee exclusivity or contracted volumes;
•
the timing, manner and volume of repurchases of common stock pursuant to our share repurchase program;
•
disruptions, outages, or other errors with our technology and network infrastructure, including our data centers, servers, and third-party cloud and internet providers and our migration to the cloud;
•
the continued integration of our platforms and solutions with human resource providers such as applicant tracking systems and human capital management systems as well as our relationships with such human resource providers;
•
risks relating to public opinion, which may be magnified by incidents or adverse publicity concerning our industry or operations;
•
our reliance on third-party vendors to carry out certain portions of our operations;

•
our dependence on the service of our key executives and other employees, and our ability to find and retain qualified employees;
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our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary information;
•
our ability to maintain, protect, and enforce the confidentiality of our trade secrets;
•
the use of open-source software in our applications;
•
seasonality in our operations from quarter to quarter;
•
our indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our obligations;
•
Silver Lake’s control of us and the potential conflict of its interest with ours or those of our stockholders; and
•
changing interpretations of tax laws.

For additional information on these and other factors that could cause First Advantage’s actual results to differ materially from expected results, please see our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in our filings with the SEC, which are or will be accessible on the SEC’s website at www.sec.gov. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.

Non-GAAP Financial Information

This press release contains “non-GAAP financial measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Specifically, we make use of the non-GAAP financial measures “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” and “Adjusted Diluted Earnings Per Share.”

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share have been presented in this press release as supplemental measures of financial performance that are not required by or presented in accordance with GAAP because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management believes these non-GAAP measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate, and capital investments. Management uses Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP and should not be considered as an alternative to net income as a measure of financial performance or cash provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, and as further adjusted for loss on extinguishment of debt, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues. We define Adjusted Net Income for a particular period as net income before taxes adjusted for debt-related costs, acquisition-related depreciation and amortization, share-based compensation, transaction and acquisition-related charges, integration and restructuring charges, and other non-cash charges, to which we then apply the related effective tax rate. We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by adjusted weighted average number of shares outstanding—diluted.

For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures, see the reconciliations included at the end of this press release.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

Certain monetary amounts, percentages, and other figures have been subject to rounding adjustments. Percentage amounts have not in all cases been calculated on the basis of such rounded figures, but on the basis of such amounts prior to rounding. For this reason, percentage amounts may vary from those obtained by performing the same calculations using the figures in our press release. Certain other amounts that appear in this press release may not sum due to rounding.

About First Advantage

First Advantage (NASDAQ: FA) is a global software and data company. We provide comprehensive, end-to-end identity solutions, criminal background screening, credential verifications, drug and health screening, and continuous risk monitoring. Combining AI-powered proprietary technology platforms with proprietary data, primary source data, and third-party data, we help organizations hire with confidence and manage risk across the entire employee lifecycle. With over 80,000 customers worldwide – including approximately two-thirds of the Fortune 100 – we deliver fast, comprehensive, and reliable solutions for employers, their candidates, and their employees. We conduct more than 200 million screens annually across over 200 countries and territories, supported by our verticalized go-to-market strategy, decades of experience, and proprietary databases containing over 1 billion records. For more information, please visit our website at https://fadv.com/.

Investor Contact

Stephanie Gorman

Vice President, Investor Relations

Investors@fadv.com

(678) 868-4151

Condensed Financial Statements

First Advantage Corporation

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and par value amounts)	June 30, 2026	December 31, 2025
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$237,900	$239,998
Restricted cash	110	86
Accounts receivable (net of allowance for doubtful accounts of $7,792 and $8,084 at June 30, 2026 and December 31, 2025, respectively)	309,282	297,281
Prepaid expenses and other current assets	26,472	15,323
Income tax receivable	7,282	9,010
Total current assets	581,046	561,698
Property and equipment, net	227,267	250,865
Goodwill	2,135,158	2,143,604
Intangible assets, net	785,062	857,111
Deferred tax asset, net	4,289	4,183
Other assets	14,424	16,341
TOTAL ASSETS	$3,747,246	$3,833,802
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$124,250	$109,888
Accrued compensation	55,432	60,537
Accrued liabilities	40,564	49,140
Current portion of operating lease liability	3,125	3,568
Income tax payable	1,319	2,298
Deferred revenues	5,251	5,028
Total current liabilities	229,941	230,459
Long-term debt (net of deferred financing costs of $30,756 and $34,498 at June 30, 2026 and December 31, 2025, respectively)	2,033,781	2,080,039
Deferred tax liability, net	172,266	190,255
Operating lease liability, less current portion	4,155	5,525
Other liabilities	13,149	13,972
Total liabilities	2,453,292	2,520,250
EQUITY
Common stock - $0.001 par value; 1,000,000,000 shares authorized, 171,571,364 and 174,190,461 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	172	174
Additional paid-in-capital	1,541,000	1,528,315
Accumulated deficit	(214,107)	(194,632)
Accumulated other comprehensive loss	(33,111)	(20,305)
Total equity	1,293,954	1,313,552
TOTAL LIABILITIES AND EQUITY	$3,747,246	$3,833,802

First Advantage Corporation

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended June 30,
(in thousands, except share and per share amounts)	2026	2025
REVENUES	$448,763	$390,633

OPERATING EXPENSES:
Cost of services (exclusive of depreciation and amortization below)	244,771	207,841
Product and technology expense	27,265	25,676
Selling, general, and administrative expense	57,811	57,473
Depreciation and amortization	61,893	61,906
Total operating expenses	391,740	352,896
INCOME FROM OPERATIONS	57,023	37,737

OTHER EXPENSE, NET:
Interest expense, net	31,608	44,785
Loss on extinguishment of debt	359	254
Total other expense, net	31,967	45,039
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	25,056	(7,302)
Provision (benefit) for income taxes	8,142	(7,610)
NET INCOME	$16,914	$308

Foreign currency translation (loss) income	(5,886)	14,384
COMPREHENSIVE INCOME	$11,028	$14,692

NET INCOME	$16,914	$308
Basic net income per share	$0.10	$0.00
Diluted net income per share	$0.10	$0.00
Weighted average number of shares outstanding - basic	171,747,641	173,288,662
Weighted average number of shares outstanding - diluted	173,225,170	175,069,451

First Advantage Corporation

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(in thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$19,082	$(40,886)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	124,083	123,572
Loss on extinguishment of debt	733	254
Amortization of deferred financing costs	3,009	3,205
Bad debt expense (recovery)	792	(1,495)
Deferred taxes	(18,124)	(26,965)
Share-based compensation	9,670	13,709
Loss on disposal and impairment of long-lived assets	6,864	527
Change in fair value of interest rate swaps	(8,172)	6,419
Changes in operating assets and liabilities:
Accounts receivable	(13,486)	(13,033)
Prepaid expenses and other assets	(9,854)	1,878
Accounts payable	16,470	(12,049)
Accrued compensation and accrued liabilities	(7,452)	2,585
Deferred revenues	241	501
Operating lease liabilities	149	(155)
Other liabilities	(1,835)	(308)
Income taxes receivable and payable, net	857	(943)
Net cash provided by operating activities	123,027	56,816
CASH FLOWS FROM INVESTING ACTIVITIES
Capitalized software development costs	(28,075)	(22,180)
Purchases of property and equipment	(7,464)	(1,718)
Other investing activities	2,028	82
Net cash used in investing activities	(33,511)	(23,816)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of First Lien Credit Facility	(50,000)	(20,462)
Share repurchases	(38,179)	—
Proceeds from issuance of common stock under share-based compensation plans	4,334	2,219
Net settlement of share-based compensation plan awards	(1,318)	(2,761)
Cash dividends paid	(79)	(103)
Net cash used in financing activities	(85,242)	(21,107)
Effect of exchange rate on cash, cash equivalents, and restricted cash	(6,348)	2,969
(Decrease) increase in cash, cash equivalents, and restricted cash	(2,074)	14,862
Cash, cash equivalents, and restricted cash at beginning of period	240,084	169,483
Cash, cash equivalents, and restricted cash at end of period	$238,010	$184,345

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds received	$26,457	$24,273
Cash paid for interest	$69,327	$84,140
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment acquired on account	$1,177	$426
Excise taxes on share repurchases incurred but not paid	$381	$—

Reconciliation of Consolidated Non-GAAP Financial Measures

	Three Months Ended June 30,
(in thousands, except percentages)	2026	2025
Net income	$16,914	$308
Interest expense, net	31,608	44,785
Provision (benefit) for income taxes	8,142	(7,610)
Depreciation and amortization	61,893	61,906
Loss on extinguishment of debt	359	254
Share-based compensation(a)	5,240	5,742
Transaction and acquisition-related charges(b)	497	2,390
Integration, restructuring, and other charges(c)	3,868	6,171
Adjusted EBITDA	$128,521	$113,946
Revenues	448,763	390,633
Net income margin	3.8%	0.1%
Adjusted EBITDA Margin	28.6%	29.2%
(a)
Share-based compensation for the three months ended June 30, 2026 and 2025, includes approximately $0.1 million and $1.8 million, respectively, of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards.
(b)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended June 30, 2026 and 2025, include approximately $0.3 million and $2.3 million, respectively, of expense associated with the Sterling Acquisition.
(c)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended June 30, 2026 and 2025, include approximately $2.2 million and $3.7 million, respectively, of expense associated with the integration of Sterling.

Reconciliation of Consolidated Non-GAAP Financial Measures (continued)

	Three Months Ended June 30,
(in thousands)	2026	2025
Net income	$16,914	$308
Provision (benefit) for income taxes	8,142	(7,610)
Income (loss) before provision for income taxes	25,056	(7,302)
Debt-related charges(a)	(1,632)	5,239
Acquisition-related depreciation and amortization(b)	49,877	50,885
Share-based compensation(c)	5,240	5,742
Transaction and acquisition-related charges(d)	497	2,390
Integration, restructuring, and other charges(e)	3,868	6,171
Adjusted Net Income before income tax effect	82,906	63,125
Less: Adjusted income taxes(f)	21,480	16,160
Adjusted Net Income	$61,426	$46,965

	Three Months Ended June 30,
	2026	2025
Diluted net income per share	$0.10	$0.00
Adjusted Net Income adjustments per share
Provision (benefit) for income taxes	0.05	(0.04)
Debt-related charges(a)	(0.01)	0.03
Acquisition-related depreciation and amortization(b)	0.29	0.29
Share-based compensation(c)	0.03	0.03
Transaction and acquisition related charges(d)	0.00	0.01
Integration, restructuring, and other charges(e)	0.01	0.04
Adjusted income taxes(f)	(0.12)	(0.09)
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.35	$0.27

Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP and Non-GAAP)	173,225,170	175,069,451
(a)
Represents the loss on extinguishment and non-cash interest expense associated with the amortization of debt issuance costs related to the refinancing of the Company’s First Lien Credit Facility. This adjustment also includes the impact of changes in fair value of interest rate swaps, which represents the difference between unrealized fair value gains or losses and actual cash payments and receipts on the interest rate swaps.
(b)
Represents the depreciation and amortization expense related to incremental intangible and developed technology assets recorded due to the application of ASC 805, Business Combinations. As a result, the purchase accounting related depreciation and amortization expense will recur in future periods until the related assets are fully depreciated or amortized, and the related purchase accounting assets may contribute to revenue generation.
(c)
Share-based compensation for the three months ended June 30, 2026 and 2025, includes approximately $0.1 million and $1.8 million, respectively, of incrementally recognized expense associated with the May 2023 modification of the vesting terms of outstanding unvested and unearned performance-based options, restricted stock units, and restricted stock awards.
(d)
Represents charges incurred related to acquisitions and similar transactions, primarily consisting of change in control-related costs, professional service fees, and other third-party costs. Transaction and acquisition related charges for the three months ended June 30, 2026 and 2025, include approximately $0.3 million and $2.3 million, respectively, of expense associated with the Sterling Acquisition.
(e)
Represents charges from organizational restructuring and integration activities, non-cash, and other charges primarily related to nonrecurring legal exposures, foreign currency (gains) losses, (gains) losses on the sale of assets, and other non-recurring items. Integration, restructuring, and other charges for the three months ended June 30, 2026 and 2025, include approximately $2.2 million and $3.7 million, respectively, of expense associated with the integration of Sterling.
(f)
Effective tax rates of approximately 25.9% and 25.6% have been used to compute Adjusted Net Income and Adjusted Diluted Earnings Per Share for the three months ended June 30, 2026 and 2025, respectively.